Exhibit 99.7
FORM OF SUBSCRIPTION AGENT AGREEMENT
     THIS SUBSCRIPTION AGENT AGREEMENT (“Agreement”) between Kona Grill, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”), is dated as of           , 2009.
     1. Appointment.
     (a) The Company is distributing at no charge (the “Rights Offering”) to its stockholders of record at the close of business on                      [ ], 2009 (the “Record Date”), non-transferable subscription rights (the “Rights”) to purchase up to an aggregate of [     ] shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Each stockholder will receive one Right for each                      shares of Common Stock owned, and any fractional Rights will be rounded down to the nearest whole number. Each Right entitles the stockholder to purchase one share of Common Stock at a purchase price of $                     per share (the “Subscription Price”). The term “Subscribed” shall mean submitted for purchase from the Company by a stockholder in accordance with the terms of the Rights Offering, and the term “Subscription” shall mean any such submission.
     (b) The Rights Offering will expire on                      [ ], 2009 at 5:00 p.m. Eastern Daylight Savings Time (the “Expiration Time”), unless the Company shall have extended the period of time for which the Rights Offering is open, in its sole discretion for up to 15 days, in which event the term “Expiration Time” shall mean the latest time and date at which the Rights Offering, as so extended by the Company from time to time, shall expire.
     (c) The Company filed a Registration Statement on Form S-3 (File No. 333-                    ) relating to the Rights Offering with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, on March [___], 2009 (the “Registration Statement”). The terms of the Rights Offering are more fully described in the Prospectus (the “Prospectus”) forming part of the Registration Statement as such Registration Statement may be declared effective by the SEC. A copy of the Prospectus is attached hereto as Exhibit 1. All terms used and not defined herein shall have the same meaning as in the Prospectus. Promptly after the Record Date, Continental, in its capacity as transfer agent, will generate a list of holders of Common Stock as of the Record Date (the “Record Stockholders List”).
     (d) The Company hereby appoints Continental to act as subscription agent (the “Subscription Agent”) for the Rights Offering in accordance with and subject to the following terms and conditions.
     2. Subscription of Rights.
     (a) The Rights are evidenced by subscription rights certificates (the “Certificates”), a copy of the form of which is attached hereto as Exhibit 2. The Certificates entitle the holders to subscribe, upon payment of the Subscription Price, for shares of Common Stock at the rate of one share per Right evidenced by a Certificate (the “Basic Subscription Right”). No fractional shares will be issued.
     (b) The Rights Offering includes an over-subscription right entitling four of the Company’s noteholders, who are also Company stockholders, to subscribe and pay the Subscription Price for Rights that are not subscribed for under the Basic Subscription Rights on a pro rata basis based on the aggregate amounts of notes outstanding (the “Over-Subscription Right”). Reference is made to the Prospectus for a complete description of the Basic Subscription Right and the Over-Subscription Right and the allocation thereof.
     3. Duties of Subscription Agent. As Subscription Agent, Continental is authorized and directed to perform the following:

     (a) Issue the Certificates in accordance with this Agreement in the names of the holders of the Common Stock of record or other nominees on the Record Date, keep such records as are necessary for the purpose of recording such issuance, and furnish a copy of such records to the Company. The Certificates may be signed on behalf of the Subscription Agent by the manual or facsimile signature of a Vice President or Assistant Vice President of the Subscription Agent, or by the manual signature of any of its other authorized officers.
     (b) Promptly after Continental receives the Record Stockholders List, Continental shall:
     (i) mail or cause to be mailed, by first class mail, or deliver (which delivery may be done electronically through the facilities of the Depository Trust Company (“DTC”) or otherwise) to each holder of Common Stock of record on the Record Date whose address of record is within the United States and Canada, (i) a Certificate evidencing the Rights to which such stockholder is entitled under the Rights Offering, (ii) a copy of the Prospectus, and (iii) a return envelope addressed to the Subscription Agent; and
     (ii) mail or cause to be mailed, to each holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address, a copy of the Prospectus. Continental shall refrain from mailing Certificates issuable to any holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address, and hold such Certificates for the account of such stockholder subject to such stockholder making satisfactory arrangements with the Subscription Agent for the exercise of the Rights evidenced thereby, and follow the instructions of such stockholder for the exercise of such Rights if such instructions are received at or before 11:00 a.m., Eastern Daylight Savings Time, at least three business days prior to the Expiration Time.
     (c) Mail or deliver (which delivery may be done electronically through the facilities of DTC or otherwise) a copy of the Prospectus with certificates for shares of Common Stock when such are issued to persons other than the registered holder of the Certificate.
     (d) Accept Subscriptions upon the due exercise (including payment of the Subscription Price) on or prior to the Expiration Time of Rights in accordance with the terms of the Certificates and the Prospectus.
     (e) Subject to the next sentence, accept Subscriptions from stockholders whose Certificates are alleged to have been lost, stolen, or destroyed upon receipt by Continental of an affidavit of theft, loss, or destruction and a bond of indemnity in form and substance reasonably satisfactory to Continental, accompanied by payment of the Subscription Price for the total number of Rights Subscribed. Upon receipt of such affidavit and bond of indemnity and compliance with any other applicable requirements, stop orders shall be placed on said Certificates and Continental shall withhold delivery of the Rights Subscribed for until after the Certificates have expired and it has been determined that the Rights evidenced by the Certificates have not otherwise been purported to have been exercised or otherwise surrendered.
     (f) Accept Subscriptions, without further authorization or direction from the Company, without procuring supporting legal papers or other proof of authority to sign (including without limitation proof of appointment of a fiduciary or other person acting in a representative capacity), and without signatures of co-fiduciaries, co-representatives, or any other person:
     (i) if the Certificate is registered in the name of a fiduciary and is executed by, and the Rights are to be issued in the name of, such fiduciary;
     (ii) if the Certificate is registered in the name of joint tenants and is executed by one of the joint tenants, provided the certificate representing the Rights is issued in the names of, and is to be delivered to, such joint tenants;

     (iii) if the Certificate is registered in the name of a corporation and is executed by a person in a manner which appears or purports to be done in the capacity of an officer, or agent thereof, provided the Rights are to be issued in the name of such corporation; or
     (iv) if the Certificate is registered in the name of an individual and is executed by a person purporting to act as such individual’s executor, administrator, or personal representative, provided, the Rights are to be registered in the name of the subscriber as executor or administrator of the estate of the deceased registered holder and there is no evidence indicating the subscriber is not the duly authorized representative that he purports to be.
     (g) Accept Subscriptions not accompanied by Certificates if submitted by a firm having membership in the New York Stock Exchange or another national securities exchange or by a commercial bank or trust company having an office in the United States and accompanied by proper payment for the total number of Rights Subscribed.
     (h) Refer to the Company, for specific instructions as to acceptance or rejection, Subscriptions received after the Expiration Time, Subscriptions not authorized to be accepted, and Subscriptions otherwise failing to comply with the requirements of the Prospectus and the terms and conditions of the Certificates. No acceptance of such Subscriptions shall be effective without the Company’s approval under this Section 3(h).
     4. Acceptance of Subscriptions. Upon acceptance of a Subscription, Continental shall from time to time during the offering:
     (a) Hold all monies received in a dedicated, non-interest bearing account for the benefit of the Company. Promptly following the Expiration Time, Continental shall, upon the receipt of the Distribution Letter in the form attached hereto as Exhibit 3 and executed by the Company, distribute to the Company the funds from exercise of the Basic Subscription Rights and Over-Subscription Rights in such account and following the Expiration Date issue (in physical form or electronically through the facilities of DTC, in each case in a manner approved by the Company) certificates for shares of Common Stock issuable with respect to Subscriptions that have been accepted. Continental will not be obligated to calculate or pay interest to any holder or any other party claiming through a holder or otherwise. It is hereby agreed immediately following the effective date of the Subscription, immediately available funds, represented by certified check, money order, or wire transfer but not personal check, will be deposited with Continental. In the event that the Rights Offering is not consummated because the Company has withdrawn, cancelled or terminated the Rights Offering, Continental shall, upon the receipt of the Liquidation Letter in the form attached hereto as Exhibit 4 and executed by the Company, liquidate the segregated account in which the subscription monies were held as promptly as practicable and distribute the funds to each respective subscribing stockholder who elected to exercise its Rights.
     (b) Advise the Company daily by facsimile transmission and confirm by letter to the attention of Mark Robinow (the “Company Representative”) as to the total number of shares of Common Stock Subscribed for and the amount of funds received, with cumulative totals for each; and in addition advise the Company Representative, by telephone at (480) 922-8100, confirmed by facsimile transmission ((480) 991-6811), of the amount of funds received identified in accordance with (a) above, deposited, available, or transferred in accordance with (a) above, with cumulative totals; and
     (c) As promptly as possible but in any event on or before 3:30 p.m., Eastern Daylight Savings Time, on the first full business day following the Expiration Time, advise the Company Representative in accordance with (b) above of the number of shares Subscribed and the number of shares of Common Stock unsubscribed.
     5. Completion of Rights Offering. Upon completion of the Rights Offering:

     (a) Continental shall issue (in physical form or electronically through the facilities of DTC, in each case in a manner approved by the Company) certificates for the Common Stock for which Subscriptions have been received.
     (b) The Certificates may be physical certificates but may, as instructed by the Company be issued electronically through the facilities of DTC. The Company shall appoint and have in office at all times a Transfer Agent and Registrar for the Certificates, which may be Continental and which shall keep books and records of the registration and transfers and exchanges of Certificates (such books and records are hereinafter called the “Certificate Register”). The Company shall promptly notify the Transfer Agent and Registrar of the exercise of any Certificates. The Company shall promptly notify Continental of any change in the Transfer Agent and Registrar of the Certificates.
     (c) All Certificates issued upon any registration of transfer or exchange of Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Certificates surrendered for such registration of transfer or exchange.
     (d) For so long as this Agreement shall be in effect, the Company will reserve for issuance and keep available free from preemptive rights a sufficient number of shares of Common Stock to permit the exercise in full of all Rights issued pursuant to the Rights Offering. Subject to the terms and conditions of this Agreement, Continental will request the Transfer Agent for the Common Stock to issue (in physical form or electronically through the facilities of DTC, in each case in a manner approved by the Company) certificates evidencing the appropriate number of shares of Common Stock as required from time to time in order to effectuate the Subscriptions.
     (e) The Company shall take any and all action, including without limitation obtaining the authorization, consent, lack of objection, registration, or approval of any governmental authority, or the taking of any other action under the laws of the United States of America or any political subdivision thereof, to insure that all shares of Common Stock issuable upon the exercise of the Certificates at the time of delivery of the certificates therefor (subject to payment of the Subscription Price) will be duly and validly issued and fully paid and non-assessable shares of Common Stock, free from all preemptive rights and taxes, liens, charges, and security interests created by or imposed upon the Company with respect thereto.
     (f) The Company shall from time to time take all action necessary or appropriate to obtain and keep effective all registrations, permits, consents, and approvals of the SEC and any other governmental agency or authority and make such filings under federal and state laws which may be necessary or appropriate in connection with the issuance and delivery of Certificates or the issuance, sale, transfer, and delivery of Common Stock issued upon exercise of Certificates.
     6. Procedure for Discrepancies. Continental shall follow its regular procedures to attempt to reconcile any discrepancies between the number of shares of Common Stock that any Certificate may indicate are to be issued to a stockholder and the number that the Record Stockholders List indicates may be issued to such stockholder. In any instance where Continental cannot reconcile such discrepancies by following such procedures, Continental will consult with the Company for instructions as to the number of shares of Common Stock, if any, it is authorized to issue. In the absence of such instructions, Continental is authorized not to issue any shares of Common Stock to such stockholder.
     7. Procedure for Deficient Items. Continental shall examine the Certificates received by it as Subscription Agent to ascertain whether they appear to have been properly completed and executed. In the event Continental determines that any Certificate does not appear to have been properly completed or executed, or where the Certificates do not appear to be in proper form for Subscription, or any other irregularity in connection with the Subscription appears to exist, Continental shall follow, where possible, its regular procedures to attempt to cause such irregularity to be corrected. Continental is not authorized to waive any irregularity in connection with the Subscription, unless Continental shall have received from the Company the Certificate which was delivered, duly dated and signed by an authorized officer of the Company, indicating that any irregularity in such Certificate has been cured or waived and that such Certificate has been accepted by the Company. If any such irregularity is neither corrected nor waived, Continental will return to the subscribing stockholder (at its option by either first class mail under a blanket surety bond or insurance protecting Continental and the Company from losses or liabilities arising out of the non-receipt or nondelivery of Certificates or by registered mail insured separately for the value of such Certificates) to such stockholder’s address as set forth in the Subscription any Certificates surrendered in connection therewith and any other documents received with such Certificates, and a letter of notice to be furnished by the Company explaining the reasons for the return of the Certificates and other documents.
     8. Date/Time Stamp. Each document received by Continental relating to its duties hereunder shall be dated and time stamped when received.
     9. Transfer Procedures. If certificates representing shares of Common Stock are to be delivered by Continental to a person other than the person in whose name a surrendered Certificate is registered, Continental shall issue no certificate for Common Stock until the Certificate so surrendered has been properly endorsed (or otherwise put in proper form for transfer).
     10. Tax Reporting. Should any issue arise regarding federal income tax reporting or withholding, Continental shall take such action as the Company reasonably instructs in writing.
     11. Termination. The Company may terminate this Agreement at any time by so notifying Continental in writing. Continental may terminate this Agreement upon 60 days’ prior written notice to the Company. Upon any such termination, Continental shall be relieved and discharged of any further responsibilities with respect to its duties hereunder. Upon payment of all Continental’s outstanding fees and expenses, Continental shall forward to the Company or its designee promptly any Certificate or other document relating to Continental’s duties hereunder that Continental may receive after its appointment has so terminated. Sections 12, 13, 14, and 19 of this Agreement shall survive any termination of this Agreement.
     12. Authorizations and Protections. As agent for the Company, Continental:
     (a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by Continental and the Company;
     (b) shall have no obligation to issue any shares of Common Stock unless the Company shall have provided a sufficient number of certificates for such Common Stock;
     (c) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of any Certificates surrendered to Continental hereunder or shares of Common Stock issued in exchange therefor, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of the Rights Offering;
     (d) shall not be obligated to take any legal action hereunder; if, however, Continental determines to take any legal action hereunder, and where the taking of such action might, in Continental’s judgment, subject or expose it to any expense or liability, Continental shall not be required to act unless it shall have been furnished with an indemnity reasonably satisfactory to it;
     (e) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission, or other document or security delivered to Continental and believed by it to be genuine and to have been signed by the proper party or parties;
     (f) shall not be liable or responsible for any recital or statement contained in the Prospectus or any other documents relating thereto;
     (g) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Rights Offering, including without limitation obligations under applicable securities laws;

     (h) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic, or oral instructions of officers of the Company with respect to any matter relating to Continental acting as Subscription Agent covered by this Agreement (or supplementing or qualifying any such actions);
     (i) may consult with counsel satisfactory to Continental, including internal counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by Continental hereunder in good faith and in reliance upon the advice of such counsel; and
     (j) is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person.
     13. Indemnification. The Company agrees to indemnify Continental for, and hold it harmless from and against, any loss, liability, claim, or expense (“Loss”) arising out of or in connection with Continental’s performance of its duties under this Agreement or this appointment, including the costs and expenses of defending itself against any Loss or enforcing this Agreement, except to the extent that such Loss shall have been determined by a court of competent jurisdiction to be a result of Continental’s negligence or intentional misconduct.
     14. Limitation of Liability.
     (a) In the absence of negligence or intentional misconduct on its part, Continental shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. Anything in this agreement to the contrary notwithstanding, in no event shall Continental be liable for special, indirect, incidental, or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Continental has been advised of the likelihood of such damages and regardless of the form of action. Any liability of Continental will be limited to the amount of fees paid by the Company hereunder.
     (b) In the event any question or dispute arises with respect to the proper interpretation of this Agreement or Continental’s duties hereunder or the rights of the Company or of any holders surrendering certificates for shares of Common Stock pursuant to the Rights Offering, Continental shall not be required to act and shall not be held liable or responsible for refusing to act until the question or dispute has been judicially settled (and Continental may, if it deems it advisable, but shall not be obligated to, file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all stockholders and parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to Continental and executed by the Company and each such stockholder and party. In addition, Continental may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the stockholders and all other parties that may have an interest in the settlement.
     15. Representations, Warranties and Covenants. The Company represents, warrants, and covenants that (a) it is duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation, (b) the making and consummation of the Rights Offering and the execution, delivery, and performance of all transactions contemplated thereby (including without limitation this Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the certificate of incorporation or bylaws of the Company or any indenture, agreement, or instrument to which either is a party or is bound, (c) this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, binding obligation of the Company, enforceable against the Company in accordance with its terms, (d) the Rights Offering will comply in all material respects with all material applicable requirements of law, and (e) to the best of its knowledge, there is no litigation pending as of the date hereof in connection with the Rights Offering.
     16. Notices. All notices, demands, and other communications given pursuant to the terms and provisions hereof shall be in writing, shall (except as provided for in Section 18 hereof) be deemed effective on the date of receipt, and may be sent by facsimile, overnight delivery services, or by certified or registered mail, return receipt requested to:

If to the Company:
Kona Grill, Inc.
7150 E. Camelback Road, Suite 220
Scottsdale, Arizona 85251
Telephone: (480) 922-8100
Facsimile: (480) 991-6811
Attn: Mark S. Robinow

with a copy to:
Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 700
Phoenix, Arizona 85016
Telephone: (602) 445-8000
Facsimile: (602) 445-8100
Attn: Scott K. Weiss

If to Continental:
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
Telephone: (212) 509-4000, extension 536
Facsimile: (212) 616-7610
Attn: Compliance Department
     17. Specimen Signatures. Set forth in Exhibit 5 hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Agreement. The Secretary of the Company shall, from time to time, certify to Continental the names and signatures of any other persons authorized to act for the Company, as the case may be, under this Agreement.
     18. Instructions. Any instructions given to Continental orally, as permitted by any provision of this Agreement, shall, upon the request of Continental, be confirmed in writing by the Company (which for these purposes only may be undertaken by e-mail transmission) as soon as practicable. Continental shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section.
     19. Fees. Whether or not any Certificates are surrendered to Continental, for its services as Subscription Agent hereunder, the Company shall pay to Continental a fee of Ten Thousand Dollars ($10,000.00), together with reimbursement for reasonable out-of-pocket expenses. All amounts owed to Continental hereunder are due upon receipt of the invoice.
     20. Force Majeure. Continental shall not be liable for any failure or delay arising out of conditions beyond its reasonable control including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, storms, electrical, mechanical, computer or communications facilities failures, acts of God or similar occurrences.
     21. Miscellaneous.
     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of laws, rules, or principles.
     (b) No provision of this Agreement may be amended, modified, or waived, except in writing signed by all of the parties hereto.
     (c) Except as expressly set forth elsewhere in this Agreement, all notices, instructions, and communications under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed as provided in Section 16 to such other address as a party hereto shall notify the other parties in writing.

     (d) In the event that any claim of inconsistency between this Agreement and the terms of the Rights Offering arise, as they may from time to time be amended, the terms of the Rights Offering shall control, except with respect to Continental’s duties, liabilities, and rights, including without limitation compensation and indemnification, which shall be controlled by the terms of this Agreement.
     (e) If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among the parties hereto to the full extent permitted by applicable law.
     (f) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto.
     (g) This Agreement may not be assigned by any party without the prior written consent of all parties.
     (h) This Agreement may be executed in counterparts, each of which, when taken together, shall constitute one and the same agreement, and each of which may be delivered by the parties by facsimile or other electronic transmission, which shall not impair the validity of such counterparts.
(Signature page follows)

Signature Page
to
Subscription Agent Agreement
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.

KONA GRILL, INC.

By:
Name:	Mark S. Robinow
Title:	Executive Vice President, Chief Financial Officer, and Secretary

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Subscription Agent

By:
Name:
Title:

Exhibit 1	Prospectus

Exhibit 2	Form of Subscription Rights Certificate

Exhibit 3	Distribution Letter

Exhibit 4	Liquidation Letter

Exhibit 5	List of Authorized Representatives

Exhibit 1
to
Subscription Agent Agreement
Prospectus

Exhibit 2
to
Subscription Agent Agreement
Form of Subscription Rights Certificate

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS
DATED                      __, 2009 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MORROW & CO., LLC, THE INFORMATION AGENT.
Kona Grill, Inc.
Incorporated under the laws of the State of Delaware
SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Subscription Rights to Purchase Shares of Common Stock of Kona Grill, Inc.
Subscription Price: $[___] per Share
THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT SAVINGS TIME, ON                      [ ], 2009, UNLESS EXTENDED BY THE COMPANY
REGISTERED
      OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.01 per share, of Kona Grill, Inc., a Delaware corporation, at a subscription price of $[___] per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus.
Four of the Company’s noteholders are entitled to subscribe for additional shares of Common Stock that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Kona Grill, Inc. and the signatures of its duly authorized officers.

Date:

Marcus E. Jundt,	,
Chief Executive Officer	Executive Vice President
Continental Stock Transfer & Trust Company

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS
DATED                      __, 2009 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MORROW & CO., LLC, THE INFORMATION AGENT.
Kona Grill, Inc.
Incorporated under the laws of the State of Delaware
SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Subscription Rights to Purchase Shares of Common Stock of Kona Grill, Inc.
Subscription Price: $[___] per Share
THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT SAVINGS TIME, ON                      [ ], 2009, UNLESS EXTENDED BY THE COMPANY
REGISTERED
      OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.01 per share, of Kona Grill, Inc., a Delaware corporation, at a subscription price of $[___] per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus.
Four of the Company’s noteholders are entitled to subscribe for additional shares of Common Stock that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Kona Grill, Inc. and the signatures of its duly authorized officers.

Date:

Marcus E. Jundt,	,
Chief Executive Officer	Executive Vice President
Continental Stock Transfer & Trust Company

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.
If delivering by Hand/Mail/Overnight Courier:
Continental Stock Transfer & Trust Company
Attn: Reorganization Department
17 Battery Place, 8th Floor
New York, New York 10004
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.
FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Privilege, if applicable, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.
(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for		shares x	$ [___]	=	$
	(no. of new shares)		(subscription price)		(amount enclosed)
(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:
If you are one of the Company’s four noteholders that is entitled to the Over-Subscription Right and wish to subscribe for additional shares on a pro rata basis based on the aggregate amount of notes outstanding:

I apply for		shares x	$ [___]	=	$
	(no. of new shares)		(subscription price)		(amount enclosed)
(c) Total Amount of Payment Enclosed = $
METHOD OF PAYMENT (CHECK ONE)
☐	Check or bank draft drawn on a U.S. bank, or postal, telegraphic, or express money order payable to “Continental Stock Transfer & Trust Company, as Subscription Agent.” Funds paid by an uncertified check may take at least five business days to clear.

☐	Wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, ABA #021000021, Account # 475-506979, Continental Stock Transfer & Trust Company FBO Kona Grill, Inc., with reference to the rights holder’s name.
FORM 2-DELIVERY TO DIFFERENT ADDRESS
If you wish for the Common Stock underlying your subscription right or certificate representing unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE
TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.
FORM 4-SIGNATURE GUARANTEE
This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)
IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.
FOR INSTRUCTIONS ON THE USE OF KONA GRILL, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT MORROW & CO., LLC, THE INFORMATION AGENT, AT (203) 658-9400 (COLLECT) OR (800) 607-0088 (TOLL-FREE).

Exhibit 3
to
Subscription Agent Agreement
Form of Distribution Letter
[Letterhead of Company]
[Insert date]
Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: [          ]
Re: Trust Account No. 475-506979 Termination Letter
Ladies and Gentlemen:
     Pursuant to Section 4(a) of the Subscription Agent Agreement between Kona Grill, Inc., a Delaware corporation (“Company”) and Continental Stock Transfer & Trust Company (“Subscription Agent”), dated as of ________, 2009 (“Subscription Agent Agreement”), you are hereby directed and authorized to transfer the subscription funds held in the segregated account immediately in accordance with the terms of the Subscription Agent Agreement.

Very truly yours, KONA GRILL, INC.
By:
	Name:	Mark S. Robinow
	Title:	Executive Vice President, Chief Financial Officer, and Secretary

Exhibit 4
to
Subscription Agent Agreement
Form of Liquidation Letter
[Letterhead of Company]
[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: [     ]
Re: Trust Account No. 475-506979 Termination Letter
Ladies and Gentlemen:
     Pursuant to Section 4(a) of the Subscription Agent Agreement between Kona Grill, Inc., a Delaware corporation (“Company”) and Continental Stock Transfer & Trust Company (“Subscription Agent”), dated as of ________, 2009 (“Subscription Agent Agreement”), this is to advise you that the Company has withdrawn or otherwise terminated its Rights Offering (as defined in the Subscription Agent Agreement).
     In accordance with the terms of the Subscription Agent Agreement, we hereby authorize you to commence liquidation of the segregated account in which the subscription monies were held as promptly as practicable to stockholders who elected to exercise their Rights. You shall commence distribution of such funds in accordance with the terms of the segregated account and you shall oversee the distribution of such funds. Upon the payment of all the funds in the segregated account, your obligations under the Subscription Agent Agreement shall be terminated.

Very truly yours, KONA GRILL, INC.
By:
	Name:	Mark S. Robinow
	Title:	Executive Vice President, Chief Financial Officer, and Secretary

Exhibit 5
to
Subscription Agent Agreement
List of Authorized Representatives

Authorized
Representative	Specimen Signature
Mark S. Robinow